                                                      Registration No. 333-44361
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             ---------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 ON

                                    FORM S-4
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                          FIRST SIERRA FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                        6159                                    76-0438432
        (State or other jurisdiction                       (Primary Standard                           (I.R.S. Employer
      of incorporation or organization)                        Industrial                               Identification
                                                             Classification                                 Number)
                                                              Code Number)

                         600 TRAVIS STREET, SUITE 7050
                              HOUSTON, TEXAS 77002
                                 (713) 229-6800
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               THOMAS J. DEPPING
                                   PRESIDENT
                          FIRST SIERRA FINANCIAL, INC.
                         600 TRAVIS STREET, SUITE 7050
                              HOUSTON, TEXAS 77002
                                 (713) 229-6800
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                        ---------------------------------

                                    Copy To:

                             Scott N. Gierke, P.C.
                            McDermott, Will & Emery
                             227 West Monroe Street
                            Chicago, Illinois  60606
                                 (312) 984-7521
                              (312) 984-3669 (fax)

                            ------------------------

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
                        OF THE SECURITIES TO THE PUBLIC:

     From time to time after the effective date of this Registration Statement as determined in light of market conditions.

                            ------------------------

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS

                                4,370,501 Shares

                          FIRST SIERRA FINANCIAL, INC.

                                  COMMON STOCK

                              ____________________


        The 4,370,501 shares of common stock, $.01 par value per share ("Common Stock"), covered by this Prospectus may be offered and issued from time to time by First Sierra Financial, Inc. (the "Company") in connection with acquisitions of other businesses, assets, or securities in business combination transactions in accordance with Rule 415(a)(1)(viii) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise under Rule 415 or upon exercise or conversion of warrants, options, convertible notes or other similar instruments assumed or acquired by the Company in connection with any such acquisitions. This Prospectus may also be used, with the Company's prior consent, by persons who have received or will receive shares in connection with acquisitions and who wish to offer and sell such shares under circumstances requiring or making desirable its use. See "Securities Covered by this Prospectus".

        The Common Stock is included for quotation in the Nasdaq National Market under the symbol "FSFH." On August 18, 1998, the last reported sale price of the Common Stock was $24.00 per share.

        SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                              ____________________


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH OFFER. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                           _________________________

                 The date of this Prospectus is _________, 1998

                             AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company's registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") and the reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, 500 West Madison, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information filed by the Company at http://www.sec.gov.

        This Prospectus constitutes a part of the Registration Statement filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the documents incorporated therein by reference. Statements made in the Prospectus as to the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, and each such statement shall be deemed qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents heretofore filed by the Company with the Commission are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) the Company's Quarterly Reports on Form 10-Q, for the quarterly periods ended March 31, 1998, and June 30, 1998; (iii) the Company's Current Reports on Form 8-K dated July 16, 1998, July 27, 1998, and August 10, 1998; (iv) the Company's Proxy Statement dated July 28, 1998; and (v) the description of the Company's Common Stock contained in the Company's Form 8-A Registration Statement for such securities.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus, or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Prospectus incorporates important business and financial information about the Company that is not included in or delivered with the Prospectus. The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: First Sierra Financial, Inc., 600 Travis Street, Suite 7050, Houston, Texas, 77002, Attention: Secretary. To obtain timely delivery, any information must be requested no later than five business days before the date an investment decision is made.

                                  THE COMPANY

        The Company is a specialized finance company that acquires and originates, sells and services equipment leases. The underlying leases financed by the Company relate to a wide range of equipment, including computers and peripherals, computer software, medical, dental and diagnostic, telecommunications, office, automotive servicing, hotel security, food services, tree service and industrial, as well as specialty vehicles. The equipment generally has a purchase price of less than $250,000 (with an average of approximately $22,000 from inception through June 30, 1998), and thus the Company's leases are commonly refereed to as "small ticket leases." The Company initially funds the acquisition or origination of its leases through its warehouse facilities or from working capital and, upon achieving a sufficient portfolio size, sells such receivables in the public and private markets, principally through its securitization program. The Company focuses on maximizing the spread between the yield received on it leases and its cost of funds by obtaining favorable terms on its warehouse facilities, securitizations and other structured finance transactions.

        The Company has established strategic alliances with a network of independent leasing companies, lease brokers and equipment vendors, each of which acts as a source from which the Company obtains access to equipment leases (collectively, "Sources"). The Company customizes lease financing products to meet the specific equipment financing needs of its Sources and in many cases provides such Sources with servicing and technological support via on-line connections to the Company's state-of-the-art computer system.

        The Company views acquisitions of equipment leasing companies as a fundamental part of its growth strategy. Since July 1996, the Company has completed nineteen acquisitions of equipment leasing companies. The Company's acquisitions have substantially increased its ability to generate lease origination volume and have allowed it to introduce new programs and enter new markets. The Company intends to continue to seek acquisition opportunities in additional markets to further expand its business.

        The principal executive offices of the Company are located at 600 Travis Street, Suite 7050, Houston, Texas 77002 and the telephone number is 713-221-8822.

        Additional information concerning the Company is included in the Company's reports filed under the Exchange Act that are incorporated by reference in this Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                  RISK FACTORS

        In addition to the other information in this Prospectus, the following factors should be considered carefully by prospective investors in evaluating the Company and its business before purchasing the Shares offered hereby. Except for historical information contained herein and in the documents incorporated by reference herein, this Prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus and the documents incorporated by reference herein should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus and the documents incorporated by reference herein. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere herein and in the documents incorporated by reference herein and in the documents included by reference herein.

DEPENDENCE ON SECURITIZATION TRANSACTIONS

        The Company sells a large percentage of the equipment leases it acquires and originates through the issuance of securities backed by such leases in securitization transactions or other structured finance techniques. In a securitization transaction, the Company sells and transfers a pool of leases to a wholly-owned, special purpose subsidiary of the Company. The special purpose subsidiary simultaneously sells and transfers an interest in the leases to a trust, which issues beneficial interests in the leases in the form of senior and subordinated securities and sells such securities through public offerings and private placement transactions. The Company generally retains the right to receive any excess cash flows of the trust, which right is represented by a trust certificate (the "Trust Certificate"). The gain on sale of leases sold through securitization transactions has in the past represented a significant portion of the Company's revenues and is expected to comprise a significant portion of the Company's revenues in future periods.

        The Company is dependent on securitizations for refinancing of amounts outstanding under its warehouse facilities, which the Company utilizes to acquire and originate additional leases. Several factors affect the Company's ability to complete securitizations, including conditions in the securities markets generally, conditions in the asset- backed securities markets, the credit quality of the Company's lease portfolio, compliance of the Company's leases with the eligibility requirements established in connection with the securitizations, the Company's ability to obtain third- party credit enhancement, absence of any material downgrading or withdrawal of ratings given to securities previously issued in the Company's securitizations. Any substantial reduction in the availability of the securitization market for the Company's leases or any adverse change in the terms of such securitizations could have a material adverse effect on the Company's financial condition an results of operations.

NON-REALIZATION OF INVESTMENT IN TRUST CERTIFICATES

        The cash flows available to the Trust Certificates are calculated as the difference between (a) cash flows received from the leases and (b) the sum of (i) interest and principal payable to the holders of the senior and subordinated securities, (ii) trustee fees, (iii) third-party credit enhancement fees, (iv) service fees, and (v) backup service fees. The Company's right to receive this excess cash flow is subject to certain conditions specified in the related trust documents designed to provide additional credit enhancement to holders of the senior and subordinated securities issued in the securitization. The Company estimates the expected levels of cash flows available to the Trust Certificate taking into consideration estimated prepayments, defaults, recoveries and other factors which may affect the cash flows available to the holder of the Trust Certificate. The cash flows ultimately available to the Trust Certificate are largely dependent upon the actual default rates and recovery levels experienced on the leases sold to the Trust. Losses incurred on leases held by the Trust are borne solely by the holder of the Trust Certificate. Because the Company, as holder of the Trust Certificates issued in its securitization transactions, is typically entitled to receive from 2.0% to 6.5% of the cash flows of the Trust, yet bears the risk of loss on the entire portfolio of leases held by the Trust, relatively small fluctuations in default rates, recovery levels and other factors impacting cash flows of the leases could have a material adverse effect on the Company's ability to realize its recorded basis in the Trust Certificate. In such event, the Company would be required to reduce the carrying amount of its Trust Certificate and record a charge to earnings in the period in which the event occurred or became known to management.

ACQUISITION RISKS

        A key component of the Company's growth strategy is the acquisition of other equipment leasing companies. The inability of the Company to identify suitable acquisition candidates or to complete acquisitions on reasonable terms could adversely affect the Company's ability to grow its business. In addition, any acquisition made by the Company may result in potentially dilutive issuances of equity securities, the incurrence of additional debt and the amortization of expenses related to goodwill and other intangible assets, any of which could have a material adverse effect on the Company's financial condition and results of operations. The Company also may experience difficulties in the assimilation of the operations, services, products and personnel of acquired companies, an inability to sustain or improve the historical revenue levels of acquired companies, the diversion of management's attention from ongoing business operations, and the potential loss of key employees of such acquired companies. There can be no assurance that any future acquisitions will be consummated.

DEPENDENCE ON EXTERNAL FINANCING

        The Company funds a large percentage of the equipment leases that it acquires or originates through its warehouse facilities. The warehouse facilities are available to fund leases which satisfy eligibility criteria for inclusion in the Company's securitizations. Borrowings under the warehouse facilities are repaid with the proceeds received by the Company from securitization transactions. Any adverse impact on the Company's ability to complete securitizations could have a material adverse effect on the Company's ability to obtain or maintain warehouse facilities or the amount available
under such facilities.   Any failure by the Company to renew its existing
warehouse facilities or obtain additional warehouse facilities or other financings with pricing, advance rates and other terms consistent with its existing facilities could have a material adverse effect on the Company's financial condition and results of operations.

INTEREST RATE RISKS

        Leases underwritten by the Company are non-cancelable and require payments to be made by the lessee at fixed rates for specified terms. The rates charged by the Company are based on interest rates prevailing in the market at the time of lease approval. Until the Company's leases are securitized or otherwise sold, the Company generally funds such leases under its warehouse facilities or from working capital. Should the Company be unable to securitize or otherwise sell leases with fixed rates within a reasonable period of time after funding, the Company's operating margins could be adversely affected by increases in interest rates. Moreover, increases in interest rates which cause Company to raise the implicit rate charged to its customers could cause a reduction in demand for the Company's lease funding. The Company generally undertakes to hedge against the risk of interest rate increases when its equipment lease portfolio exceeds $10.0 million. Such hedging activities limit the Company's ability to participate in the benefits of lower interest rates with respect to the hedged portfolio of leases. In addition, there can be no assurance that the Company's hedging activities will adequately insulate the Company from interest rate risks.

DEPENDENCE ON CREDITWORTHINESS OF LESSEES

        The Company specializes in acquiring and originating equipment leases with a purchase price of less than $250,000, generally involving small and mid-size commercial businesses located throughout the United States. Small business leases generally entail a greater risk of non-performance and higher delinquencies and losses than leases entered into with larger, more creditworthy lessees. Because of the Company's short operating history, only limited performance data is available with respect to leases funded by the Company. Thus, historical delinquency and loss statistics are not necessarily indicative of future performance. In addition, the vast majority of leases acquired or originated by the Company through December 31, 1996 were funded through the Company's Private Label program under which Sources provide the Company with credit protection through a combination of recourse and purchase price holdback features. Under the Company's Broker and Vendor programs, the Sources do not provide any credit protection to the Company. Management believes that increasingly larger percentages of the Company's lease originations in the future will be derived through its Broker and Vendor programs. The failure of the Company's lessees to comply with the terms of their leases will result in the inability of such leases to qualify to serve as collateral under the Company's warehouse facilities and securitization program and may have a material adverse effect on the Company's liquidity. Additionally, delinquencies and defaults experienced in excess of levels estimated by management in determining the Company's allowance for credit losses and in valuing the Company's right to receive excess cash flows under its securitization program could have a material diverse effect on the Company's ability to obtain financing and effect securitization transactions which may, in turn, have a material adverse effect on the Company's financial condition and results of operations.

FLUCTUATIONS IN QUARTERLY RESULTS

        The Company experiences significant fluctuations in quarterly operating results due to a number of factors, including, among others, the interest rate on the securities issued in connection with the Company's securitization transactions, variations in the volume of leases funded by the Company, differences between the Company's cost of funds and the average implicit yield to the Company on its leases prior to being securitized or otherwise sold, the effectiveness of the Company's hedging strategy, the degree to which the Company encounters competition in its markets and general economic conditions. As a result of these fluctuations, results for any one quarter should not be relied upon as being indicative of performance in future quarters.

ABILITY TO SUSTAIN INCREASING VOLUMES OF RECEIVABLES

        The Company's ability to sustain continued growth is dependent on its capacity to attract, evaluate, finance and service increasing volumes of leases of suitable yield and credit quality. Accomplishing this on a cost-effective basis is largely a function of the Company's ability to market its products effectively, to manage the credit evaluation process to assure adequate portfolio quality, to provide competent, attentive and efficient servicing and to maintain access to institutional financing sources to achieve an acceptable cost of funds for its financing programs. Any failure by the Company to market its products effectively, to maintain its portfolio quality, to effectively service its leases or to obtain institutional financing at reasonable rates would have a material adverse effect on the company's financial condition and results of operations.

DEPENDENCE UPON KEY PERSONNEL

        The Company depends to a large extent upon the experience, abilities and continued efforts of its senior management, including the management of companies it has acquired. The Company has entered into employment agreements with its principal executive officers. The loss of the services of one or more of the key members of the Company's senior management could have a material adverse effect on the Company's financial condition and results of operations. The Company's future success also will depend upon its ability to attract and retain additional skilled management personnel necessary to support anticipated future growth.

COMPETITION

        The financing of small ticket equipment is highly competitive. The Company competes for customers with a number of national, regional and local finance companies. In addition, the Company's competitors include those equipment manufacturers that finance the sale or lease of their products themselves and other traditional types of financial services companies, such as commercial banks and savings and loan associations, all of which provide financing for the purchase of equipment. Many of the Company's competitors and potential competitors possess substantially greater financial, marketing and operational resources than the Company. The Company's competitors and potential competitors include many larger, more established companies which may have a lower cost of funds than the Company and access to capital markets and to other funding sources which may be unavailable to the Company.

CONCENTRATION OF LEASE SOURCES AND CREDIT RISKS

        Although the Company's portfolio of leases includes lessees located throughout the United States, the Company acquires or originates a majority of its leases from Sources operating in five states: Texas, Florida, New York, New Jersey and California. The ability of the Company's lessees to honor their contracts may be substantially dependent on economic conditions in these states. All such leases are collateralized by the related equipment. The recourse and holdback provisions of the Private Label program mitigate, but do not eliminate, a significant portion of any economic risk not recoverable through the sale of the related equipment.

        Additionally, a substantial portion of the Company's leases are concentrated in certain industries, including the medical industry, the dental industry and the veterinary industry. To the extent that the economic or regulatory conditions prevalent in such industries change, the ability of the Company's lessees to honor their lease obligations may be adversely impacted.

        In the event that the Company's significant Sources were to substantially reduce the number of leases sold to the Company, and the Company was not able to replace the lost lease volume, such reduction could have a material adverse effect on the Company's financial condition and results of operations.

MANAGEMENT OF GROWTH

        The Company has grown dramatically since its inception in June 1994. This significant growth has placed, and if sustained will continue to place, a burden on the administrative and financial resources of the Company. Accordingly, the Company's future financial condition and results of operations will depend on management's ability to effectively manage future growth, the success of which cannot be assured.

RESIDUAL VALUE RISK

        The Company retains a residual interest in the equipment covered by certain of its leases. The estimated fair market value of the equipment at the end of the contract term of the lease, if any, is reflected as an asset on the Company's balance sheet. The company's results of operations depend, to some degree, upon its ability to realize these residual values. Realization of residual values depends on many factors, several of which are outside the Company's control, including general market conditions at the time of expiration of the lease, whether there has been unusual wear and tear on, or use of, the equipment, the cost of comparable new equipment, the extent, if any, to which the equipment has become technologically or economically obsolete during the contract term and the effects of any additional or amended government regulations. If, upon the expiration of a lease, the Company sells or refinances the underlying equipment and the amount realized is less than the recorded value of the residual interest in such equipment, a loss reflecting the difference will be recognized. Any failure by the Company to realize aggregate recorded residual values could have a material adverse effect on its financial condition and results of operations.

                     SECURITIES COVERED BY THIS PROSPECTUS

        The shares of Common Stock covered by this Prospectus may be offered and issued from time to time by the Company in connection with future acquisitions of other businesses, assets or securities in business combination transactions in accordance with Rule 415(a)(1)(viii) of Regulation C under the Securities Act or otherwise under Rule 415 or upon the exercise or conversion of warrants, options, convertible notes or similar instruments assumed or acquired by the Company in connection with any such acquisitions. Such acquisitions may be made directly by the Company or indirectly through a subsidiary, may relate to businesses or securities of businesses similar or dissimilar to the Company or to assets of a type which may or may not currently be used by the Company, and may be made in connection with the settlement of litigation or other disputes. The consideration offered by the Company in such acquisitions, in addition to the shares of Common Stock offered by this Prospectus, may include cash, debt, or other securities (which may be convertible into shares of Common Stock covered by this Prospectus), or assumption by the Company of liabilities associated with the business, assets, or securities being acquired or of their owners, or a combination thereof. It is contemplated that the terms of such acquisitions will be determined by negotiations between the Company and the owners of the businesses, assets, or securities to be acquired, with the Company taking into account such factors as the quality of management, the past and potential earning power, growth and appreciation of the businesses, assets, or securities acquired, and other relevant factors, and it is anticipated that shares of Common Stock issued in such acquisitions will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.

        The Company may from time to time, in an effort to maintain an orderly market in the Common Stock, negotiate agreements with persons receiving Common Stock covered by this Prospectus that will limit the number of shares that may be sold by such persons at specified intervals. Such agreements may be more restrictive than restrictions on sales made pursuant to the exemptions from registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and certain persons party to such agreements may not otherwise be subject to such Securities Act requirements. The Company anticipates that, in general, such negotiated agreements will be of limited duration and will permit the recipients of Common Stock issued in connection with acquisitions to sell up to a specified number of shares per business day or days.

        This Prospectus, as appropriately amended or supplemented, may, with the consent of the Company, also be used from time to time by persons who have received or will receive from the Company Common Stock covered by this Prospectus or their transferees and who may wish to sell such stock under circumstances requiring or making desirable its use (such persons herein referred to as "Selling Stockholders"). The Company's consent to such use may be conditioned upon such persons' agreeing not to offer more than a specified number of shares following supplements or amendments to this Prospectus, which the Company may agree to use its best efforts to prepare and file at certain intervals. The Company may require that any such offering be effected in an organized manner through securities dealers. There are presently no arrangements or understandings pertaining to the distribution of any of the shares of Common Stock offered hereby by Selling Stockholders. See "Manner of Offering by Selling Stockholders."

        Selling Stockholders may also offer shares of stock covered by this Prospectus by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act, and stockholders should seek the advice of their own counsel with respect to the legal requirements for such sales.

        This Prospectus may be supplemented or amended from time to time to reflect its use for resales by persons who have received shares of Common Stock and for whom the Company has consented to the use of this Prospectus in connection with resales of such shares.


                   MANNER OF OFFERING BY SELLING STOCKHOLDERS

        This Prospectus, as appropriately amended or supplemented, may, with the consent of the Company, also be used from time to time by a Selling Stockholder, or its transferees, to offer and sell the shares of Common Stock covered by this Prospectus in transactions in which the Selling Stockholder and any broker-dealer through whom any of such shares are sold may be deemed to be underwriters within the meaning of the Securities Act. The Company will receive none of the proceeds from any such sales. There presently are no arrangements or understandings pertaining to the distribution of any shares of Common Stock offered hereby by Selling Stockholders.

        Agreements with Selling Stockholders permitting use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by the Company; that Selling Stockholders enter into custody agreements with one or more banks with respect to such shares; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required.

        Sales by means of this Prospectus may be made from time to time in private transactions at prices to be individually negotiated with the purchasers, or publicly through transactions on the exchange or automated quotation system on which the Common Stock is then traded or in the over-the-counter market (which may involve block transactions), at prices reasonably related to market prices at the time of sale or at negotiated prices. Broker-dealers participating in such transactions may act as agent or as principal and, when acting as agent, may receive commissions from the purchasers as well as from the sellers (if also acting as agent for the purchasers). The Company may indemnify any broker-dealer participating in such transactions against certain liabilities, including liabilities under the Securities Act. Profits, commissions, and discounts on sales by persons who may be deemed to be underwriters within the meaning of the Securities Act may be deemed underwriting compensation under the Securities Act.

        Upon the Company's being notified by a Selling Stockholder that a particular offer to sell its shares of Common Stock is made, a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, or secondary distribution, or any block trade has taken place, to the extent required, a supplement to this Prospectus will be delivered together with this Prospectus and filed pursuant to Rule 424(b) under the Securities Act setting forth with respect to such offer or trade the terms of the offer or trade; including (i) the name of each Selling Stockholder, (ii) the number of shares of Common Stock involved, (iii) the price at which the shares were sold, (iv) any participating brokers, dealers or agents involved, (v) any discounts, commissions and other items paid as compensation from, and the resulting net proceeds to, the Selling Stockholder, (vi) that such broker-dealers did not conduct any investigation to verify the information set out in this Prospectus, and (vii) other facts material to the transaction.

        Shares of Common Stock covered by this Prospectus may be sold directly by the Selling Stockholder or through agents designated by the Selling Stockholder from time to time. Unless otherwise indicated in the supplement to this Prospectus, any such agent will be acting on a best efforts basis for the period of its appointment.

        The Selling Stockholder and any brokers, dealers, agents, or others that participate with the Selling Stockholder in the distribution of shares of Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions or fees received by such persons and any profit on the resale of the shares purchased by such person may be deemed to be underwriting commissions or discounts under the Securities Act.

        The Company may agree to indemnify the Selling Stockholders under the Securities Act against certain liabilities, including liabilities arising under the Securities Act. Agents may be entitled under agreements entered into with the Selling Stockholder to indemnification against certain civil liabilities, including liabilities under the Securities Act.

        The Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Stockholders. All of the foregoing may affect the marketability of the Common Stock.

        The Company will pay substantially all the expenses incident to the offering of the Common Stock by the Selling Stockholders to the public other than brokerage fees, commissions and discounts of underwriters, dealers or agents, if any.

        In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.


                                    EXPERTS

        The audited consolidated financial statements of the Company included in the Company's Current Report on Form 8-K, dated July 16, 1998, incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report. It should be noted that the independent public accountant's report on financial statements previously filed on Form 10-K and incorporated by reference in this registration statement is no longer appropriate since restated financial statements have been presented giving effect to business combinations accounted for as poolings of interests.

        The financial statements of Oliver-Allen Corporation, Inc. at June 30, 1997 and 1996, and for the year ended June 30, 1997 and the thirteen months ended June 30, 1996, included in the Proxy Statement of First Sierra Financial, Inc., which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company is required by Section 145 to indemnify any person against reasonable expenses (including attorneys' fees) actually incurred by him in connection with an action, suit or proceeding in which he is a party because he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, if he has been successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

        Article XI of the Company's Restated Certificate of Incorporation (the "Charter") provides that the Company shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under Article XI of the Charter is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                                                 DESCRIPTION
------                                                 -----------
  4.1   Restated Certificate of Incorporation of the Company incorporated herein by reference to Exhibit 3.1 to
        Amendment No. 3 to Registrant's Registration Statement on Form S-1 (Registration No. 333-22629)
  4.2   Amended and Restated By-Laws of the Company, incorporated herein by reference to the Exhibit 3.1 to Amendment
        No. 3 to Registrant's Registration Statement on Form S-1, (Registration No. 333-22629)
  5.1   Opinion of McDermott, Will & Emery regarding legality (previously filed)
 23.1   Consent of Arthur Andersen LLP.
 23.2   Consent of Ernst & Young LLP.
 23.3   Consent of McDermott, Will & Emery (included in Exhibit 5.1)
 24.1   Powers of Attorney (previously filed)

ITEM 22.  UNDERTAKINGS.

(1)     The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)     The undersigned registrant hereby undertakes:

        (a) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (b) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to such request.

(4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 19th day of August, 1998.


                                          First Sierra Financial, Inc.


                                          By:  /s/ Sandy B. Ho
                                              ----------------------------
                                              Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the 19th day of August, 1998:

                             SIGNATURE                                           TITLE
                             ---------                                           -----
                                *                                    President, Chief Executive
        ---------------------------------------------------------    Officer and Chairman of the
                       (Thomas J. Depping)                          Board of Directors (principal
                                                                         executive officer)

                         /s/ SANDY B. HO                            Executive Vice President and
        ---------------------------------------------------------      Chief Financial Officer
                          (Sandy B. Ho)                             (principal financial officer)

                                *                                     Senior Vice President and
        ---------------------------------------------------------      Chief Accounting Officer
                        (Craig M. Spencer)                              (principal accounting
                                                                              officer)

                                *                                             Director
        ---------------------------------------------------------
                     (David C. Shindeldecker)

                                *                                             Director
        ---------------------------------------------------------
                        (David L. Solomon)

                                *                                             Director
        ---------------------------------------------------------
                        (Richard J. Campo)

                                *                                             Director
        ---------------------------------------------------------
                       (Norman J. Metcalfe)

                                                                              Director
        ---------------------------------------------------------
                     (Robert Ted Enloe, III)



* By:                    /s/ SANDY B. HO
        ---------------------------------------------------------
                           Sandy B. Ho
                         Attorney-in-fact

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                          DESCRIPTION
  ------                          -----------

  4.1 Restated Certificate of Incorporation of the Company incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to Registrant's Registration Statement on Form S-1 (Registration No. 333-22629)

  4.2 Amended and Restated By-Laws of the Company, incorporated herein by reference to the Exhibit 3.1 to Amendment No. 3 to Registrant's Registration Statement on Form S-1, (Registration No. 333-22629)

  5.1   Opinion of McDermott, Will & Emery regarding legality (previously filed)

 23.1   Consent of Arthur Andersen LLP.

 23.2   Consent of Ernst & Young LLP.

 23.3   Consent of McDermott, Will & Emery (included in Exhibit 5.1)

 24.1   Powers of Attorney (previously filed)